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                                                                     Exhibit 5




                                 March 18, 2002



Benchmark Electronics, Inc.
2000 Technology Drive
Angleton, Texas 77515

Ladies and Gentlemen:

We have acted as special counsel to Benchmark Electronics, Inc., a Texas corporation ("the Company"), in connection with the proposed offering and issuance by the Company from time to time of up to $250,000,000 aggregate offering price of the following: (i) shares of the Company's common stock, $.10 par value per share (the "Common Stock"), (ii) shares of the Company's preferred stock, $.10 par value per share (the "Preferred Stock"), and (iii) one or more series of the Company's subordinated debt securities (the "Debt Securities"). A registration statement under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") has been filed with the Securities and Exchange Commission relating to the Common Stock, Preferred Stock and Debt Securities (collectively, the "Securities," which term shall include such additional Common Stock, Preferred Stock and Debt Securities as may be issued pursuant to Rule 462 under the Act).

We have examined originals or copies of (a) the Amended and Restated Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation"), (b) the Amended and Restated Bylaws of the Company dated March 15, 2002 (the "Bylaws"), (c) certain resolutions of the Board of Directors of the Company, and
(d) such other documents and records as we have deemed necessary or advisable for purposes of the opinion expressed below. In addition, we have relied on certificates of officers of the Company and certificates of public officials and others as to certain matters of fact relating to this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to the original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing and subject to completion of the corporate action to be taken by the Company based on the type of Security being issued (including, without limitation, the due establishment of the terms of the Preferred Stock and the Debt Securities, the terms of the issuance and sale of the Securities, the due reservation of any shares of Common Stock and


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Benchmark Electronics, Inc.
March 18, 2002
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Preferred Stock for issuance and, with respect to any shares of Preferred Stock, the due authorization and approval by the Board of Directors of the Company of a resolution fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of a series of Preferred Stock (a "Certificate of Designations") for issuance and sale pursuant to the Registration Statement, and the filing of a copy of such resolution with the Secretary of State of the State of Texas, in the manner permitted by Texas law), and subject to the qualifications and limitations set forth below, we are of the opinion that:

      1. The Company has been duly incorporated and is a corporation in good standing under the laws of the State of Texas.

      2. The shares of Common Stock have been validly authorized for issuance, and when issued and delivered against receipt by the Company of the purchase price thereof as described in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

      3. The shares of Preferred Stock have been validly authorized for issuance, and when the shares of a series thereof have been issued and delivered by the Company against receipt of the purchase price thereof as described in the Registration Statement, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

      4. The Debt Securities have been validly authorized for issuance, and when
(a) a trustee has been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement, (b) the indenture relating to the Debt Securities and filed as an exhibit to the Registration Statement (the "Indenture") has been duly executed and delivered by duly authorized officers of the Company and the trustee, (c) duly authorized officers of the Company have executed the Debt Securities (manually or in facsimile), (d) the Debt Securities have been duly authenticated by the Trustee under the Indenture and sold in the manner contemplated in the Registration Statement and (e) payment of the agreed consideration for the Debt Securities has been received by the Company, the Indenture will be a validly and legally binding instrument in accordance with its terms and the Debt Securities will be entitled to the benefits of the Indenture and will be legally issued and binding obligations of the Company, except in each case as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting generally the enforcement of creditors' rights and by general equitable principles.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

      (a) The Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws


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Benchmark Electronics, Inc.
March 18, 2002
Page 3



through such time (subject to the further assumption that the Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any security takes place in accordance with such authorization).

      (b) The Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded and any applicable state blue sky laws shall have been complied with.

      (c) A prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby.

      (d) All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein.

      (e) In the case of an Indenture, Certificate of Designations or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinions rendered herein.

The foregoing opinion is based on and is limited to the laws of the State of Texas, the contract law of the State of New York and the relevant laws of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included (and any prospectus supplement to be included) in the Registration Statement. By giving such consent we do not admit that we are experts within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules of the Securities and Exchange Commission issued thereunder.



                                    Very truly yours,



                                    Bracewell & Patterson, L.L.P.